Atlassian Announces Second Quarter Fiscal Year 2024 Results
Quarterly revenue of $1,060 million, up 21% year-over-year
Quarterly subscription revenue of $932 million, up 31% year-over-year
Quarterly GAAP operating margin of (5%) and non-GAAP operating margin of 24%
Quarterly cash flow from operations of $290 million and free cash flow of $284 million
Team Anywhere/San Francisco (February 1, 2024) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its second quarter ended December 31, 2023 and released a shareholder letter available on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q2fy24. The shareholder letter was also posted to the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“Q2 was full of incredible milestones as we recorded our first-ever $1 billion revenue quarter, Jira Software crossed $1 billion in Cloud ARR, and we surpassed 300,000 customers,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “We continued to execute well with quarterly revenue up 21% year-over-year, driven by subscription revenue growth of 31% year-over-year. While we are extremely proud of our accomplishments, we remain laser-focused on executing against our top strategic priorities: cloud migrations, serving enterprise customers, ITSM, and AI.”
“The steady drumbeat of delivering innovation across our cloud platform continues as we rolled out our first wave of Atlassian Intelligence capabilities into general availability accelerating our customers' productivity,” said Mike Cannon-Brookes, Atlassian’s co-founder and co-CEO. “With over 20 years of experience and knowledge about how technical and non-technical teams plan, track, deliver, and collaborate, we are uniquely positioned to supercharge teams through the power of AI. We officially welcomed Loom to the Atlassian family in Q2, and have been thrilled to see the team deliver on their ambitious AI vision with a slew of new features including an enhanced editing experience that makes updating a video as easy as editing a text document. The addition of async video to our toolbelt combined with its AI capabilities will help our customers collaborate in deeper and more meaningful ways.”
Second Quarter Fiscal Year 2024 Financial Highlights:
The following financial results for the second quarter of fiscal year 2024 include the impact from the acquisition of Loom which closed on November 30, 2023.
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,060.1 million for the second quarter of fiscal year 2024, up 21% from $872.7 million for the second quarter of fiscal year 2023.
•Operating Loss and Operating Margin: Operating loss was $49.1 million for the second quarter of fiscal year 2024, compared with operating loss of $99.2 million for the second quarter of fiscal year 2023. Operating margin was (5%) for the second quarter of fiscal year 2024, compared with (11%) for the second quarter of fiscal year 2023.
•Net Loss and Net Loss Per Diluted Share: Net loss was $84.5 million for the second quarter of fiscal year 2024, compared with net loss of $205.0 million for the second quarter of fiscal year 2023. Net loss per diluted share was $0.33 for the second quarter of fiscal year 2024, compared with net loss per diluted share of $0.80 for the second quarter of fiscal year 2023.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the second quarter of fiscal year 2024 totaled $1.6 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $250.6 million for the second quarter of fiscal year 2024, compared with operating income of $174.8 million for the second quarter of fiscal year 2023. Operating margin was 24% for the second quarter of fiscal year 2024, compared with 20% for the second quarter of fiscal year 2023.
•Net Income and Net Income Per Diluted Share: Net income was $189.5 million for the second quarter of fiscal year 2024, compared with net income of $114.7 million for the second quarter of fiscal year 2023. Net income per diluted share was $0.73 for the second quarter of fiscal year 2024, compared with net income per diluted share of $0.45 for the second quarter of fiscal year 2023.
•Free Cash Flow: Cash flow from operations was $289.6 million and free cash flow was $284.3 million for the second quarter of fiscal year 2024. Free cash flow margin for the second quarter of fiscal year 2024 was 27%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•AI on the Atlassian Platform: Atlassian announced the general availability of Atlassian Intelligence, bringing AI capabilities to the Premium and Enterprise editions of Jira Software, Confluence, and Jira Service Management. Developed with 20 years of insights from how millions of teams work and interact, these Atlassian Intelligence features - from gathering actionable insights from data through natural language querying in Jira Software, to text generation and summarization in Confluence - will help teams do their best work with speed, efficiency, and excellence.
•Enterprise Platform Enhancements: Atlassian expanded the enterprise-grade capabilities of the Atlassian cloud platform with the launch of Data Residency in Canada, Bring-Your-Own-Key encryption in Jira Software, HIPAA compliance availability in all paid plans of Jira Software, Confluence, and Jira Service Management, and enhanced API token controls for admins. These capabilities enable even more enterprise customers to move to the Atlassian cloud platform.
•A Leader in The Forrester Wave™: Enterprise Service Management: Atlassian was recognized as a Leader in The Forrester Wave™: Enterprise Service Management, Q4 2023, with Jira Service Management receiving the highest possible score in the strategy category. Jira Service Management is a comprehensive and integrated suite of tools that seamlessly connects development, IT, and business teams to foster enhanced collaboration and workflow efficiency across the entire service delivery lifecycle.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its second quarter of fiscal year 2024 with 42,864 customers with greater than $10,000 in Cloud ARR, an increase of 18% year-over-year. The acquisition of Loom increased the number of customers with greater than $10,000 in Cloud ARR by 326.
•Achieved Global Recognition as a Great Place to Work: Atlassian was ranked 16th on Great Place to Work's World's Best Workplaces™ list and ranked 7th on Fortune's list of 100 Best Companies to Work For in North America. These achievements are a testament to the unwavering commitment, tireless dedication, and everyday efforts of the invaluable TEAM members who make Atlassian a top destination to do one’s best work.
Financial Targets:
The following financial targets for the third quarter of fiscal year 2024 and fiscal year 2024 include the impact from the acquisition of Loom.
Atlassian is providing its financial targets as follows:
Third Quarter Fiscal Year 2024:
•Total revenue is expected to be in the range of $1,085 million to $1,105 million.
•Cloud revenue growth year-over-year is expected to be in the range of 30.0% to 32.0%.
•Data Center revenue growth year-over-year is expected to be approximately 35.0%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (7.5%) on a GAAP basis and approximately 19.5% on a non-GAAP basis.

Fiscal Year 2024:
•Cloud revenue growth year-over-year is expected to be in the range of 28.5% to 30.5%.
•Data Center revenue growth year-over-year is expected to be approximately 36.0%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be in the range of (6.5%) to (6.0%) on a GAAP basis and in the range of 20.5% to 21.0% on a non-GAAP basis
For additional commentary regarding financial targets, please see Atlassian’s second quarter fiscal year 2024 shareholder letter dated February 1, 2024.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q2fy24, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, February 1, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 300,000 companies of all sizes worldwide - including NASA, Audi, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence and Jira Service Management at https://atlassian.com.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, product features, including AI capabilities, customers, cloud migrations, macroeconomic environment, anticipated growth, outlook, potential benefits and synergies from Loom and other acquisitions, technology, and other key strategic areas, and our financial targets such as total revenue, Cloud and Data Center revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary, and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Cloud ARR
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR on a single product basis is defined as Cloud ARR from subscriptions for that specific product. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription and greater than $10,000 in Cloud ARR.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Subscription	$932,181	$711,199	$1,784,163	$1,362,183
Maintenance	69,102	106,023	147,700	219,588
Other	58,827	55,482	106,022	98,325
Total revenues	1,060,110	872,704	2,037,885	1,680,096
Cost of revenues (1) (2)	194,536	155,945	372,565	295,337
Gross profit	865,574	716,759	1,665,320	1,384,759
Operating expenses:
Research and development (1) (2)	536,779	473,676	1,018,517	872,682
Marketing and sales (1) (2)	220,513	186,191	414,080	346,319
General and administrative (1)	157,344	156,131	300,654	299,024
Total operating expenses	914,636	815,998	1,733,251	1,518,025
Operating loss	(49,062)	(99,239)	(67,931)	(133,266)
Other income (expense), net	(4,639)	(6,749)	(12,974)	22,540
Interest income	22,593	8,963	47,819	14,106
Interest expense	(9,001)	(7,508)	(17,977)	(13,629)
Loss before provision for income taxes	(40,109)	(104,533)	(51,063)	(110,249)
Provision for income taxes	(44,360)	(100,498)	(65,289)	(108,523)
Net loss	$(84,469)	$(205,031)	$(116,352)	$(218,772)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.33)	$(0.80)	$(0.45)	$(0.86)
Diluted	$(0.33)	$(0.80)	$(0.45)	$(0.86)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	258,601	255,874	258,254	255,520
Diluted	258,601	255,874	258,254	255,520
(1)Amounts include stock-based compensation as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cost of revenues	$19,213	$18,553	$36,034	$29,166
Research and development	187,819	169,342	338,265	279,471
Marketing and sales	38,168	38,156	70,449	61,351
General and administrative	44,645	39,734	80,678	69,428
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cost of revenues	$7,056	$5,697	$12,828	$11,394
Research and development	93	93	187	187
Marketing and sales	2,712	2,506	5,077	5,011

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	December 31, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$1,460,497	$2,102,550
Marketable securities	150,831	10,000
Accounts receivable, net	526,379	477,678
Prepaid expenses and other current assets	133,834	146,136
Total current assets	2,271,541	2,736,364
Non-current assets:
Property and equipment, net	78,095	81,402
Operating lease right-of-use assets	189,195	184,195
Strategic investments	223,405	225,538
Intangible assets, net	329,010	69,072
Goodwill	1,285,896	727,211
Deferred tax assets	3,859	9,945
Other non-current assets	68,497	73,052
Total assets	$4,449,498	$4,106,779
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$160,469	$159,293
Accrued expenses and other current liabilities	410,377	423,131
Deferred revenue, current portion	1,451,023	1,362,736
Operating lease liabilities, current portion	46,230	44,930
Term loan facility, current portion	50,000	37,500
Total current liabilities	2,118,099	2,027,590
Non-current liabilities:
Deferred revenue, net of current portion	202,860	182,743
Operating lease liabilities, net of current portion	237,481	237,835
Term loan facility, net of current portion	937,180	962,093
Deferred tax liabilities	16,819	10,669
Other non-current liabilities	32,136	31,177
Total liabilities	3,544,575	3,452,107
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	3,656,057	3,130,631
Accumulated other comprehensive income	38,664	34,002
Accumulated deficit	(2,789,801)	(2,509,964)
Total stockholders’ equity	904,923	654,672
Total liabilities and stockholders’ equity	$4,449,498	$4,106,779

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(84,469)	$(205,031)	$(116,352)	$(218,772)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,012	15,476	32,096	30,096
Stock-based compensation	289,845	265,785	525,426	439,416
Deferred income taxes	(8,618)	3,291	(3,305)	4,813
Gain on a non-cash sale of a controlling interest of a subsidiary	—	(2,066)	(1,378)	(45,158)
Net loss on strategic investments	1,442	7,563	7,690	19,076
Net foreign currency loss (gain)	2,237	(2,203)	2,418	(5,828)
Other	154	112	286	230
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	(156,163)	(107,805)	(46,675)	(46,491)
Prepaid expenses and other assets	(486)	(2,690)	(23,542)	(25,367)
Accounts payable	33,648	18,587	623	49,734
Accrued expenses and other liabilities	59,140	58,260	(12,191)	(50,183)
Deferred revenue	135,852	101,246	91,454	91,401
Net cash provided by operating activities	289,594	150,525	456,550	242,967
Cash flows from investing activities:
Business combinations, net of cash acquired	(844,727)	—	(844,727)	(600)
Purchases of property and equipment	(5,333)	(4,040)	(9,002)	(20,536)
Purchases of strategic investments	(250)	(1,100)	(4,000)	(9,450)
Purchases of marketable securities and other investments	(69,783)	—	(139,146)	(10,000)
Proceeds from maturities of marketable securities	16,150	18,750	16,150	47,700
Proceeds from sales of marketable securities and strategic investments	41,513	363	61,392	621
Net cash provided by (used in) investing activities	(862,430)	13,973	(919,333)	7,735
Cash flows from financing activities:
Principal payments of term loan facility	(12,500)	—	(12,500)	—
Repurchases of Class A Common Stock	(101,773)	—	(167,652)	—
Proceeds from other financing arrangements	—	—	—	1,396
Net cash provided by (used in) financing activities	(114,273)	—	(180,152)	1,396
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	4,063	3,522	783	(1,417)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(683,046)	168,020	(642,152)	250,681
Cash, cash equivalents, and restricted cash at beginning of period	2,144,809	1,469,949	2,103,915	1,386,686
Net decrease in cash and cash equivalents included in assets held for sale	—	—	—	602
Cash, cash equivalents, and restricted cash at end of period	$1,461,763	$1,637,969	$1,461,763	$1,637,969

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cloud	$653,210	$512,335	$1,257,857	$987,378
Data Center	274,758	194,264	517,701	365,492
Server	69,173	106,168	147,925	219,981
Marketplace and other (1)	62,969	59,937	114,402	107,245
Total revenues	$1,060,110	$872,704	$2,037,885	$1,680,096
(1) Included in Marketplace and other is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Gross profit
GAAP gross profit	$865,574	$716,759	$1,665,320	$1,384,759
Plus: Stock-based compensation	19,213	18,553	36,034	29,166
Plus: Amortization of acquired intangible assets	7,056	5,697	12,828	11,394
Non-GAAP gross profit	$891,843	$741,009	$1,714,182	$1,425,319
Gross margin
GAAP gross margin	82%	82%	82%	82%
Plus: Stock-based compensation	2	2	2	2
Plus: Amortization of acquired intangible assets	—	1	—	1
Non-GAAP gross margin	84%	85%	84%	85%
Operating income
GAAP operating loss	$(49,062)	$(99,239)	$(67,931)	$(133,266)
Plus: Stock-based compensation	289,845	265,785	525,426	439,416
Plus: Amortization of acquired intangible assets	9,861	8,296	18,092	16,592
Non-GAAP operating income	$250,644	$174,842	$475,587	$322,742
Operating margin
GAAP operating margin	(5%)	(11%)	(3%)	(8%)
Plus: Stock-based compensation	28	30	25	26
Plus: Amortization of acquired intangible assets	1	1	1	1
Non-GAAP operating margin	24%	20%	23%	19%
Net income
GAAP net loss	$(84,469)	$(205,031)	$(116,352)	$(218,772)
Plus: Stock-based compensation	289,845	265,785	525,426	439,416
Plus: Amortization of acquired intangible assets	9,861	8,296	18,092	16,592
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	(2,067)	(1,378)	(45,158)
Less: Income tax adjustments (1)	(25,731)	47,750	(67,302)	15,202
Non-GAAP net income	$189,506	$114,733	$358,486	$207,280
Net income per share
GAAP net loss per share - diluted	$(0.33)	$(0.80)	$(0.45)	$(0.86)
Plus: Stock-based compensation	1.12	1.04	2.03	1.72
Plus: Amortization of acquired intangible assets	0.04	0.03	0.07	0.06
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	(0.01)	(0.01)	(0.17)
Less: Income tax adjustments (1)	(0.10)	0.19	(0.26)	0.06
Non-GAAP net income per share - diluted	$0.73	$0.45	$1.38	$0.81
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	258,601	255,874	258,254	255,520
Plus: Dilution from dilutive securities (2)	1,051	304	1,030	673
Weighted-average shares used in computing diluted non-GAAP net income per share	259,652	256,178	259,284	256,193
Free cash flow
GAAP net cash provided by operating activities	$289,594	$150,525	$456,550	$242,967
Less: Capital expenditures	(5,333)	(4,040)	(9,002)	(20,536)
Free cash flow	$284,261	$146,485	$447,548	$222,431
(1) In fiscal year 2024, we began to utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal year 2024, we determined the projected non-GAAP tax rate to be 27%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where the company operates.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended December 31, 2023 and 2022, respectively, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

	Three Months Ending March 31, 2024	Fiscal Year Ending June 30, 2024
GAAP gross margin	81.0%	81.0%
Plus: Stock-based compensation	2.0	2.0
Plus: Amortization of acquired intangible assets	0.5	0.5
Non-GAAP gross margin	83.5%	83.5%

GAAP operating margin	(7.5%)	(6.5%) to (6.0%)
Plus: Stock-based compensation	26.0	26.0
Plus: Amortization of acquired intangible assets	1.0	1.0
Non-GAAP operating margin	19.5%	20.5% to 21.0%